UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2007
HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-3267	74-3123672

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On June 5, 2007, Thomas M. Hickey resigned as a director of Horizon Lines, Inc. (the “Company”). Mr. Hickey did not resign because of any disagreement with the Company on any matter relating to their operations, policies or practices.
On the same day, the Board of Directors of the Company appointed Alex Mandl as a Class I director of the Company and Thomas P. Storrs as a Class IIII director. The Board of Directors appointed both Mr. Mandl and Mr. Storrs to the audit committee of the Board of Directors of the Company. The Company issued a press release announcing the appointment of Mr. Mandl and Mr. Storrs as directors of the Company, and the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 5, 2007, the Company filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. The Certificate of Amendment became effective upon filing. The Company included a proposal in the Company’s definitive Proxy Statement dated April 23, 2007 seeking stockholder approval to amend the Company’s Amended and Restated Certificate of Incorporation to increase the maximum number of directors from eleven to thirteen. The Company’s proposal was approved by the stockholders at the Company’s 2007 Annual Meeting of Stockholders held on June 5, 2007.
A copy of the Certificate of Amendment as filed with the Secretary of State of Delaware is filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits
     (d)     Exhibits

Exhibit No.	Description

3.1*	Certificate of Amendment, dated June 5, 2007 to Horizon Lines, Inc.’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on June 5, 2007.

99.1*	Press release dated June 5, 2007.
* Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)

Date: June 5, 2007	By:	/s/ M. Mark Urbania

M. Mark Urbania Senior Vice President, Chief Financial Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Certificate of Amendment, dated June 5, 2007 to Horizon Lines, Inc.’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on June 5, 2007.

99.1*	Press release dated June 5, 2007.
* Filed herewith